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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 24, 2001



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                                 SERACARE, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                      1-13977                 95-4343492
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


     1925 Century Park East, Suite 1970, Los Angeles, CA      90067
         (Address of principal executive offices)           (Zip Code)


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       Registrant's telephone number, including area code: (310) 772-7777


                                       N/A
          (Former name or former address, if changed since last report)
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Item 5.   OTHER EVENTS

     SeraCare, Inc. announced today that Instituto Grifols, S.A., a subsidiary of Probitas Pharma, S.A., has completed its acquisition of SeraCare, Inc. for $116.5 million in cash plus the assumption of approximately $30.0 million in debt. SeraCare also announced that at the close of business on September 24, 2001, it had effected the spin-off of its distribution and manufacturing division, SeraCare Life Sciences, Inc.

     Pursuant to the terms of the Probitas Pharma acquisition, SeraCare stockholders of record as of the close of business on September 24, 2001 will receive a cash payment of $6.8513 for every share of SeraCare held.

     On September 24, 2001, SeraCare stockholders of record at the close of business on September 24, 2001 were distributed two shares of SeraCare Life Sciences common stock for every five shares of common stock held in SeraCare, Inc. SeraCare Life Sciences, Inc. has filed an application for listing on the OTC Bulletin Board and expects trading to commence as early as September 25th, 2001 under a symbol to be designated by the OTC BB. The Company plans to provide an update on the expected timing of trading as well as the symbol.

     The text of the press release relating to the forgoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits.

          The following exhibits are filed as a part of this report:


Exhibit No.       Description
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      99.1        Text of press release of SeraCare, Inc. issued September 25,
                  2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SERACARE, INC.



                                       By: /s/ Jerry Burdick
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                                           Jerry Burdick
Date:    September 25, 2001                Executive Vice President and
                                           Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description
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      99.1        Text of press release of SeraCare, Inc. issued September 25,
                  2001.